Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Schering Aktiengesellschaft of our report on Schering Aktiengesellschaft included in the Annual Report on Form 20-F for the year ended December 31, 2003 and filed with the U.S. Securities and Exchange Commission.

Berlin, Germany

May 6, 2004
/s/ BDO Deutsche Warentreuhand Aktiengesellschaft

BDO Deutsche Warentreuhand
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft
	Dyckerhoff	Eckmann
	Wirtschaftsprüfer	Wirtschaftsprüfer